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                                                                                                           EXHIBIT 11

                                      MIRAGE RESORTS, INCORPORATED AND SUBSIDIARIES

                                   COMPUTATION OF NET INCOME PER SHARE OF COMMON STOCK

                                                                                     YEAR ENDED DECEMBER 31
                                                                           ------------------------------------------
                                                                               1996           1995           1994
                                                                           ------------   ------------   ------------
Weighted-average shares outstanding.....................................    182,988,904    182,496,454    181,747,314

Common stock equivalents................................................     12,311,427      9,834,960      7,642,758
                                                                           ------------   ------------   ------------
Weighted-average shares outstanding and common stock equivalents
  used in the computation of primary earnings per share.................    195,300,331    192,331,414    189,390,072

Additional shares for fully diluted calculation.........................      1,773,232      1,265,260        197,372
                                                                           ------------   ------------   ------------
Total shares outstanding assuming full dilution.........................    197,073,563    193,596,674    189,587,444
                                                                           ============   ============   ============
Net income..............................................................   $206,045,000   $163,163,000   $114,324,000
                                                                           ============   ============   ============
Primary earnings per share..............................................   $       1.06   $       0.85   $       0.60
                                                                           ============   ============   ============
Fully diluted earnings per share........................................   $       1.05   $       0.84   $       0.60
                                                                           ============   ============   ============
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Note: All of the above data has been adjusted retroactively to give effect to a two-for-one split of the Registrant's common stock effective June 17, 1996.
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